EXHIBIT 99.1

NGP Capital Resources Company Announces Fourth Quarter and Fiscal Year 2012 Financial Results

HOUSTON, March 7, 2013 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (Nasdaq:NGPC) (the "Company") today announced its financial results for the fourth quarter and full year 2012.

Highlights for the quarter ended December 31, 2012:
Net asset value: $201.3 million, or $9.57 per share
Quarterly dividends declared: $0.16 per share

Operating Results:
Total investment income: $6.1 million
Net investment income: $2.8 million, or $0.13 per share
Net realized loss on investments: $19.5 million, or $0.92 per share
Net unrealized gain on investments: $16.5 million, or $0.78 per share

New investments in portfolio securities during the quarter: $14.0 million
Redemption of portfolio securities during the quarter: $12.6 million
Fair value of portfolio investments at December 31, 2012: $213.6 million
Weighted average yield on portfolio investments: 10.0%
Number of portfolio companies at December 31, 2012: 14

Portfolio and Investment Activity

During the quarter ended December 31, 2012, we funded a $14.0 million participation in the Midstates Petroleum Company, Inc. ("Midstates") $600 million private placement of 10.75% Senior Unsecured Notes due 2020 (the "Midstates Notes"). Proceeds from the Midstates Notes offering were primarily used to fund the cash portion of the purchase price for Midstates' acquisition of the assets of Eagle Energy Production, LLC. Also during the fourth quarter of 2012, we received full repayment of Powder River Acquisitions, LLC's Senior Secured Promissory Note of $2.8 million, repayments of advances under the Company's limited-term overriding royalty interest in certain properties operated by ATP Oil & Gas Corporation totaling $5.7 million and other repayments and settlements totaling $4.1 million.

For the full year ended December 31, 2012, we invested a total of $125.2 million in portfolio securities and received proceeds from redemption and repayments of portfolio securities totaling $66.6 million, for a net deployment of cash in new investments during the year of $58.6 million. As a result of the increased investment activity, the total fair value of our investment portfolio increased 47% during the year, from $145.1 million at December 31, 2011 to $213.6 million at December 31, 2012. As a percentage of cost, the fair value of our investment portfolio improved from 84% at December 31, 2011 to 98% at December 31, 2012, primarily as a result of the appreciation in value of a number of investments and the realization of a $21.8 million loss in our investment in a biofuels business, the value of which was reduced to zero in 2011.

Operating Results – Three months ended December 31, 2012

Investment income totaled $6.1 million for the quarter ended December 31, 2012, increasing 23% compared to $5.0 million in the corresponding quarter of 2011. The increase in 2012 was primarily attributable to increased interest and dividend income from a larger investment portfolio in 2012.

Operating expenses for the fourth quarter of 2012 were $3.4 million, increasing $0.6 million, or 21%, compared to the fourth quarter of 2011, primarily as a result of higher interest expenses on increased borrowings to support our larger investment portfolio and higher base management fees on higher total asset balances. General and administrative expenses were flat at $1.3 million in each quarter. The resulting net investment income was $2.8 million, or $0.13 per share, for the quarter ended December 31, 2012, compared to $2.2 million, or $0.10 per share, for the quarter ended December 31, 2011.

We recognized net realized capital losses of $19.5 million, or $0.92 per share, during the three months ended December 31, 2012, primarily resulting from the write off of our investments in BioEnergy Holdings, LLC ("BioEnergy") and Bionol Clearfield, LLC ("Bionol") of $21.8 million, partially offset by realized capital gains on the sale of our investments in overriding royalty interests and warrants of Tammany Oil & Gas, LLC ("Tammany") of $2.8 million. For the three months ended December 31, 2011, we recognized net realized capital losses of $0.2 million, or $0.01 per share, related to accrual adjustments regarding costs associated with the sale of our investment in Alden Resources, LLC ("Alden") in July 2011.

During the three months ended December 31, 2012, we recorded $16.5 million, or $0.78 per share, of net unrealized appreciation on portfolio investments, primarily due to the reversal of prior year unrealized depreciation due to realization on our investments in BioEnergy and Bionol of $21.8 million, partially offset by the reversal of prior period unrealized appreciation due to realization on our investments in Tammany overriding royalty interests and warrants of $2.9 million, and a decrease in the estimated fair value of our investments in GMX Resources, Inc. ("GMXR") Subordinated Notes and common stock totaling $2.8 million.  Net increases in the estimated fair value of our remaining investments totaled $0.4 million for the three months ended December 31, 2012. During the three months ended December 31, 2011, we recorded net increases in unrealized depreciation on portfolio investments totaling $2.3 million, primarily as a result of a $2.4 million mark-to-market reduction in the fair value of our GMXR Senior Convertible Notes due 2013, with other net changes in fair value offsetting one another.

In November 2012, we repurchased a total of 358,096 shares of our common stock in the open market at an average price of $7.13 per share, totaling $2.6 million, in accordance with the stock repurchase plan approved by the Board of Directors in October 2011.  For the year ended December 31, 2012, we purchased a total of 608,125 shares of our common stock at an average price of $6.89 per share, totaling $4.2 million. Under the terms of the stock repurchase plan, we have remaining authorization to repurchase up to an additional $5.8 million of common stock.

Overall, we had a net decrease in net assets resulting from operations of $0.2 million, or $0.01 per share, for the three months ended December 31, 2012. Our common stock repurchases during the quarter had a $0.04 per share positive impact on net asset value and, after declaring dividends during the period of $0.16 per common share, our net asset value decreased from $9.70 per common share as of September 30, 2012 to $9.57 per common share as of December 31, 2012.

Operating Results – Year ended December 31, 2012

Investment income totaled $23.4 million for the year ended December 31, 2012, decreasing $4.5 million compared to $27.9 million in 2011. The decrease in 2012 was primarily attributable to the recognition, in the second quarter of 2011, of $4.5 million of previously unrecognized paid-in-kind ("PIK") interest income on Tranche B of a Term Loan issued to Alden, which was sold in July 2011.

Operating expenses in 2012 totaled $11.6 million, decreasing $0.5 million, or 4%, compared to 2011, primarily as a result of lower management fees for the year and lower general and administrative expenses, partially offset by higher interest expenses on increased borrowings to support our larger investment portfolio. Net investment income was $11.8 million, or $0.55 per share, for the year ended December 31, 2012, compared to $15.8 million, or $0.73 per share, for the year ended December 31, 2011.

We recognized net realized capital losses of $17.8 million, or $0.83 per share, during 2012, primarily resulting from the write off of our investments in BioEnergy and Bionol of $21.8 million, partially offset by realized capital gains on the sale of other investments. In 2011, we recognized net realized capital losses totaling $30.6 million, or $1.42 per share, related to the sale of a number of investments that originated prior to the financial crisis in 2008 and the subsequent downturn in U.S. oil and gas drilling activity.

During the year ended December 31, 2012, we recorded $23.4 million, or $1.09 per share, of net unrealized appreciation on portfolio investments, primarily due to the reversal of prior year unrealized depreciation due to realization on our investments in BioEnergy and Bionol of $21.8 million, and net increases in the estimated fair value of other investments.  During 2011, we recorded net increases in unrealized depreciation on portfolio investments totaling $5.1 million, primarily as a result of decreases in the estimated fair value of our investments in BioEnergy, Bionol and certain other investments, partially offset by the reversal of prior period unrealized depreciation on other investments that were exited and realized in 2011.

Overall, we had a net increase in net assets resulting from operations of $17.4 million, or $0.81 per share, during the year ended December 31, 2012, compared to a net decrease in net assets resulting from operations in 2011 of $19.9 million, or $0.92 per share. We declared dividends totaling $0.57 per share during 2012, and our net asset value increased from $9.26 per share at December 31, 2011 to $9.57 per share at December 31, 2012.

Liquidity and Capital Resources

At December 31, 2012, we had cash and cash equivalents totaling $47.7 million. The amount outstanding under our Investment Facility at December 31, 2012 was $59.5 million and an additional $12.4 million was available for borrowing. In addition, we have a $45 million Treasury Facility available to invest in U.S. Treasury Bills. As of December 31, 2012, we had $45.0 million of outstanding indebtedness under the Treasury Facility, and there was no additional amount available for borrowing.

First Quarter 2013 Activity

Thus far during the first quarter of 2013, we have invested a total of $54.3 million in portfolio securities, including investments in three new portfolio companies, and we have received proceeds from redemption and repayments totaling $23.2 million, for a net deployment in new investments in 2013 totaling $31.2 million. New investments included $25.0 million in Talos Production LLC 9.75% Senior Notes, $15.0 million in a subordinated note and $2.5 million in an equity investment in OCI Holdings, LLC, $9.0 million in a subordinated note from KOVA International, Inc. and $2.8 million of additional funding to existing portfolio companies. Redemptions and repayments in 2013 included the repayment of our $9.8 million investment in Southern Pacific Resource Corp.'s Second Lien Term Loan, the sale of our $10.0 million EP Energy LLC Senior Unsecured Notes and scheduled repayments of $3.4 million in the normal course of business.

On March 4, 2013, GMXR announced that it failed to make its interest payment on its 9% Subordinated Notes due March 2018, which was due on March 4, 2013. Under the indenture, this failure to pay does not constitute an event of default unless it continues for thirty days; however, it does constitute an event of default under another GMXR debt security, which could potentially trigger cross-default features and acceleration of substantially all of GMXR's indebtedness. GMXR has announced that it has engaged Jefferies & Company, Inc. as financial advisor to assist GMXR in its ongoing exploration of financing alternatives, including a potential restructuring of GMXR's balance sheet in light of its current liquidity and cash needs. GMXR has announced that if it is not able to successfully implement a consensual alternative for restructuring its balance sheet, or in order for GMXR to implement a financial alternative, GMXR may voluntarily seek protection under the U.S. Bankruptcy Code. As of December 31, 2012, we held $12.7 million face amount in GMXR 9% Subordinated Notes due March 2018, with an estimated fair value of $7.4 million. As of December 31, 2012, we recorded a 100% reserve, totaling $0.4 million, or $0.02 per share, on our interest receivable from GMXR as of such date. We sold all 228,853 shares of GMXR common stock held by us in March 2013 for net proceeds totaling $0.8 million.

Conference Call at 11:00 a.m. Eastern Time on March 7, 2013

We invite all interested persons to participate in our conference call on Thursday, March 7, 2013 at 11:00 a.m. Eastern Time. The dial-in number for the call is (877) 303-7617. International callers should dial (760) 666-3609.  The call will also be accessible via the internet, on our Investor Relations page at www.ngpcrc.com.

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	December 31,	December 31,
	2012	2011

Assets
Investments in portfolio securities at fair value
Control investments - majority owned
(cost: $8,140 and $0, respectively)	$ 8,608	$ 150
Affiliate investments
(cost: $16,280 and $36,778, respectively)	13,153	13,498
Non-affiliate investments
(cost: $193,332 and $135,824, respectively)	191,853	131,409
Total portfolio investments	213,614	145,057
Investments in U.S. Treasury Bills at fair value
(cost: $45,996 and $0, respectively)	45,996	--
Total investments	259,610	145,057
Cash and cash equivalents	47,655	106,570
Accounts receivable and other current assets	732	1,442
Interest receivable	1,876	792
Prepaid assets	2,449	2,720
Total current assets	52,712	111,524
Total assets	$ 312,322	$ 256,581

Liabilities and net assets
Current liabilities
Accounts payable and accrued expenses	$ 1,372	$ 739
Management and incentive fees payable	1,305	1,190
Payables for investment securities purchased	--	417
Dividends payable	3,363	3,893
Income taxes payable	515	66
Short-term debt	45,000	--
Total current liabilities	51,555	6,305
Deferred tax liabilities	1	10
Long-term debt	59,500	50,000
Total liabilities	111,056	56,315
Commitments and contingencies
Net assets
Common stock, $.001 par value, 250,000,000 shares authorized;
21,020,077 and 21,628,202, shares issued and outstanding	21	22
Paid-in capital in excess of par	251,294	255,486
Undistributed net investment income (loss)	(913)	(518)
Undistributed net realized capital gain (loss)	(48,113)	(30,286)
Net unrealized appreciation (depreciation) on investments	(1,023)	(24,438)
Total net assets	201,266	200,266
Total liabilities and net assets	$ 312,322	$ 256,581
Net asset value per share	$ 9.57	$ 9.26

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)

	Quarter Ended December 31,		For The Year Ended December 31,
	2012	2011	2012	2011	2010
Investment income
Interest income:
Control investments - majority owned	$ --	$ --	$ --	$ 8,605	$ 4,180
Affiliate investments	468	352	1,728	1,325	3,674
Non-affiliate investments	4,471	4,353	18,638	15,587	13,153
Dividend income:
Non-affiliate investments	1,007	--	1,917	--	--
Royalty income (loss), net of amortization:
Control investments - majority owned	--	--	--	1,195	1,792
Non-affiliate investments	91	230	523	1,031	(845)
Other income	76	34	563	160	1,631
Total investment income	6,113	4,969	23,369	27,903	23,585
Operating expenses
Interest expense and bank fees	762	330	2,018	1,473	1,261
Management and incentive fees	1,305	1,160	4,580	5,422	5,548
Professional fees	304	254	1,098	1,065	878
Insurance expense	180	181	721	728	741
Other general and administrative expenses	816	858	3,143	3,346	3,663
Total operating expenses	3,367	2,783	11,560	12,034	12,091
Income tax provision (benefit), net	(8)	25	46	60	54
Net investment income	2,754	2,161	11,763	15,809	11,440
Net realized capital gain (loss) on investments
Control investments - majority owned	(107)	(180)	(143)	(32,978)	(33,298)
Affiliate investments	(21,758)	--	(21,758)	--	--
Non-affiliate investments	2,842	--	4,535	2,364	22
Benefit (provision) for taxes on realized gain (loss)	(461)	--	(461)	--	--
Total net realized capital gain (loss) on investments	(19,484)	(180)	(17,827)	(30,614)	(33,276)
Net unrealized appreciation (depreciation) on investments
Control investments - majority owned	500	--	350	18,680	27,611
Affiliate investments	21,670	(431)	20,604	(22,197)	(1,934)
Non-affiliate investments	(5,625)	(1,868)	2,452	(1,588)	5,500
Benefit (provision) for taxes on unrealized
appreciation (depreciation) on investments	2	19	9	22	1,133
Total net unrealized appreciation (depreciation)
on investments	16,547	(2,280)	23,415	(5,083)	32,310
Net increase (decrease) in net assets resulting
from operations	$ (183)	$ (299)	$ 17,351	$ (19,888)	$ 10,474
Net increase (decrease) in net assets resulting
from operations per common share	$ (0.01)	$ 0.01	$ 0.81	$ (0.92)	$ 0.49

Dividends declared per common share	$ 0.16	$ 0.18	$ 0.57	$ 0.72	$ 0.69
Weighted average shares outstanding - basic and diluted	21,198	21,628	21,429	21,628	21,628

	Quarter Ended December 31,		For The Year Ended December 31,
Per Share Data (1)	2012	2011	2012	2011	2010

Net asset value, beginning of period	$ 9.70	$ 9.45	$ 9.26	$ 10.90	$ 11.10

Net investment income	0.13	0.10	0.55	0.73	0.53
Net realized and unrealized gain (loss) on investments	(0.14)	(0.11)	0.26	(1.65)	(0.04)
Net increase (decrease) in net assets resulting from
operations	(0.01)	(0.01)	0.81	(0.92)	0.49

Dividends declared	(0.16)	(0.18)	(0.57)	(0.72)	(0.69)
Other (2)	0.04	--	0.07	--	--

Net asset value, end of period	$ 9.57	$ 9.26	$ 9.57	$ 9.26	$ 10.90

(1) Per Share Data is based on weighted average number of common shares outstanding for the period.
(2) Represents the impact of common stock repurchases.

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. We principally invest in private companies and from time to time, we may also invest in public companies. We invest primarily in senior secured and mezzanine loans according to our business plan and in some instances receive equity interests in portfolio companies in connection with such investments. Our manager is NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management, L.L.C. ("NGP ECM"). Founded in 1988, NGP ECM is a premier investment franchise in the natural resources industry, which together with its affiliates has managed $13 billion in cumulative committed capital since inception.

The NGP Capital Resources Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4362

Forward-Looking Statements

This press release may contain forward-looking statements. We may use words such as "anticipates," "believes," "intends," "plans," "expects," "projects," "estimates," "will," "should," "may" and similar expressions to identify forward-looking statements.  These forward-looking statements are subject to various risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, regulatory factors, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

You should not place undue reliance on such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update our forward-looking statements made herein, unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing. Such information and other information about us is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov, and in the Investor Relations section of our website at www.ngpcrc.com. Prospective investors should read such materials carefully before investing.

CONTACT: INVESTMENT CONTACT:
         Please send investment proposals to:
         NGP Capital Resources Company 713-752-0062
         Steve Gardner (sgardner@ngpcrc.com),
         Michael Brown (mbrown@ngpcrc.com),
         Hans Hubbard (hhubbard@ngpcrc.com), or
         Chris Ryals (cryals@ngpcrc.com).

         INVESTOR RELATIONS CONTACT:
         L. Scott Biar (investor_relations@ngpcrc.com),
         713-752-0062.